SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 August 23, 1999



                        GS FINANCIAL PRODUCTS U.S., L.P.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)



     CAYMAN ISLANDS                  NO. 000-25178               NO. 52-1919759
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(State or Other Jurisdic-            (Commission                 (IRS Employer
 tion of Incorporation)               File Number)               Identification
                                                                     No.)



              P.O. BOX 896
   HARBOUR CENTRE, NORTH CHURCH STREET
      GRAND CAYMAN, CAYMAN ISLANDS
           BRITISH WEST INDIES                            N/A
           -------------------                            ---
(Address of Principal Executive Offices)              (Zip Code)





Registrant's telephone number, including area code: (345)945-1326
                                                    -------------



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS.

         On August 23, 1999, GS Financial Products U.S., L.P. (the "Company") repurchased from an affiliate $36.5 million aggregate principal amount of the Company's S&P Enhanced Stock Index Growth Notes due August 9, 2002 (the "E-SIGNS"), representing 50% of the aggregate principal amount of the E-SIGNS outstanding, at a purchase price of $43 per $25 aggregate face amount of each E-SIGN repurchased. The Company cancelled the repurchased E-SIGNS on August 26, 1999.

         The repurchase of the E-SIGNS was funded through the early termination of various derivative transactions with affiliates that the Company entered into to hedge its obligations under the E-SIGNS and cash provided by operations.

         Goldman, Sachs & Co. acts as a market maker for the E-SIGNS, but may cease such market making at any time without notice. The E-SIGNS are listed on the New York Stock Exchange under the symbol "GSA."

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         GS FINANCIAL PRODUCTS U.S., L.P.
                                           (Registrant)
                                           acting by its general partner
                                           GS Financial Products US Co.



Date: August 26, 1999                    By: /s/ Brian J. Lee
                                             ----------------------------------
                                         Name: Brian J. Lee
                                         Title: Treasurer

                                         For and on behalf of GS Financial
                                         Products US Co., managing partner of
                                         GS Financial Products U.S., L.P.